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                                                                   Exhibit 21.1

SUBSIDIARIES OF CAPTARIS, INC.

     Subsidiary                                 Jurisdiction of Incorporation
     ----------                                 -----------------------------

     Captaris International, Inc.                        Washington

     AVT Foreign Sales Corporation                       Barbados

     MediaTel Corporation (Delaware)                     Delaware

     Raven Acquisition Corp.                             Washington